Exhibit 10.4

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of November 30, 2016, is entered into by and between AG&E HOLDINGS INC., an Illinois corporation (the “Company”), and Anthony Tomasello (“Shareholder).

RECITALS

WHEREAS, this Agreement has been executed and delivered pursuant to, and in connection with the closing of the transactions contemplated by, that certain Agreement and Plan of Merger, dated as of April 12, 2016, entered into by and among the Company, American Gaming & Electronics, Inc., a Nevada corporation and a wholly-owned Subsidiary of the Company, Advanced Gaming Associates LLC, a Pennsylvania limited liability company, and Shareholder, both in his individual capacity and in his capacity as the company representative (the “Merger Agreement”).

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

Article I
Definitions

Section 1.01     Definitions.

“Affiliate” means, with respect to any Person, (a) any Controlled Person of such Person, (b) any other Person directly or indirectly controlling, controlled by or under common control with such Person or (c) any Person (and its Subsidiaries) in relation to which such Person or any of its Controlled Persons is required, from time to time, whether alone or as part of a group, to make or maintain a filing with the SEC on Schedule 13D. For the purpose of this definition, the term “control ” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided, that in no event, for purposes of this Agreement, shall the Company or any of its Subsidiaries or controlled Affiliates be considered an Affiliate of Shareholder, nor shall Shareholder or any of his Affiliates be considered to be an Affiliate of the Company or any of its Subsidiaries or controlled Affiliates.

“Applicable Law” means all laws, statutes, constitutions, rules, regulations, principles of common law, resolutions, codes, ordinances, requirements, judgments, orders, decrees, injunctions and writs of any Governmental Entity.

“beneficially own” or “beneficial ownership” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act; provided that: (a) the words “within 60 days” in Rule 13d-3(d)(1)(i) shall be disregarded for the purposes of this Agreement and (b) a Person shall also be deemed to be the beneficial owner of, without duplication, (i) all Common Shares which such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to the exercise of any rights in connection with any securities or any agreement, arrangement or understanding (whether or not in writing), regardless of when such rights may be exercised and whether they are conditional, (ii) all Common Shares which such Person has or shares the right to vote or dispose, and (iii) all Common Shares to which such Person has economic exposure through any derivative transaction that gives such Person the economic equivalent of ownership of an amount of Common Shares due to the fact that the value of the derivative is explicitly determined by reference to the price or value of Common Shares, or which provides such Person an opportunity, directly or indirectly, to profit, or to share in any profit, derived from any increase in the value of Common Shares, in any case without regard to whether (x) such derivative conveys any voting rights in Common Shares to such Person, (y) the derivative is required to be, or capable of being, settled through delivery of Common Shares, or (z) such Person may have entered into other transactions that hedge the economic effect of such beneficial ownership of Common Shares.

“Board” means, subject to Section 1.02(b), the board of directors of the Company.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Chicago, Illinois are authorized or required by Applicable Law to be closed for business.

“Change of Control Transaction” means, subject to Section 1.02(b), (a) a transaction whereby any Person or group would acquire, directly or indirectly, Voting Securities representing more than 50% of the Total Voting Power; (b) the sale of all or substantially all of the consolidated assets of the Company and its Subsidiaries; or (c) a merger, consolidation, recapitalization or reorganization of the Company, unless securities representing more than 50% of the Total Voting Power of the Successor Company are immediately thereafter beneficially owned, directly or indirectly, by the Persons who beneficially owned the Company’s outstanding Voting Securities immediately prior to such transaction.

“Closing” has the meaning ascribed to such term in the Merger Agreement.

“Common Share” means, subject to Section 1.02(b), a share of common stock of the Company.

“Company” has the meaning, subject to Section 1.02(b), in the preamble.

“Company Securities” means, subject to Section 1.02(b), (a) the Common Shares, (b) securities convertible or exercisable into, or exchangeable for, Common Shares, (c) any other Voting Securities, (d) any other equity or equity-linked security issued by the Company, (e) options, warrants or other rights to acquire any of the foregoing, and (f) Subsidiary Securities (in each case whether or not issued by the Company or its Subsidiaries). For the avoidance of doubt, each of the foregoing (a) through (f) shall include any securities exposure to which is held in derivative form.

“Controlled Person” means, with respect to any Person, any other Person controlled by such Person. For the purpose of this definition, the term “control” (including, with a correlative meaning, the term “controlled by”), as used with respect to any Person, means either (a) beneficial ownership, directly or indirectly, of securities of any Person that represent 50% or more of the vote in the election of directors (or equivalent) or otherwise entitle the holder to nominate or designate a majority of the directors (or equivalent), or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Disinterested Directors” means the members of the Board, other than: (a) Shareholder; (b) any Affiliate of Shareholder; (c) any Person who was nominated for election to the Board by Shareholder; and (d) any Person who was proposed by Shareholder to the Nominating and Governance Committee of the Board in accordance with Section 3.02(b) below for nomination for election to the Board.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Entity” means any national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental authority or instrumentality, or any quasi-governmental or private body (e.g., stock exchange) exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

“group” has meaning within the meaning of Section 13(d)(3) of the Exchange Act.

“Merger Agreement” has the meaning in the recitals.

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Entity or other entity.

“Qualifying Sale Process Offer” means any bona fide written proposal submitted on a confidential basis to the Board (subject to any mandatory disclosure requirements under applicable securities laws) by Shareholder in connection with an ongoing Sale Process relating to the acquisition (whether by tender offer, merger, consolidation, business combination or otherwise) of all of the outstanding Company Securities and, upon the consummation of which, Shareholder together with his Controlled Persons would acquire: (a) more than 50% of the Total Voting Power and (b) more than 50% of the outstanding Common Shares.

“Recommended Transaction” has the meaning set forth in Section 2.02.

“Sale Process” means:

(a)     a process initiated by a majority of Disinterested Directors pursuant to which the Board, management or one or more financial advisors, representatives or agents appointed by the Company invite, encourage or facilitate the submission of bona fide written proposals from third parties relating to the acquisition (whether by tender offer, merger, consolidation, business combination or otherwise) of all of the outstanding Company Securities or all or substantially all of the assets of the Company; or

(b)     a majority of Disinterested Directors having authorized management or one or more financial advisors, representatives or agents appointed by the Company to negotiate with any Person with respect to a proposal that, if consummated, would result in a Change of Control Transaction (it being agreed that, to the extent that any such Sale Process is initiated in connection with a proposal by Shareholder or any of his Controlled Persons, Shareholder and his Controlled Persons shall not be entitled to make or consummate a proposal pursuant to Section 2.02(b) in connection with such Sale Process).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shareholder” has the meaning in the preamble.

“Standstill Period” has the meaning set forth in Section 2.01.

“Stock Consideration” has the meaning ascribed to such term in the Merger Agreement.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such Person; provided that none of the Company or any Subsidiary or controlled Affiliate of the Company shall be considered a Subsidiary of Shareholder or any of his Affiliates for purposes of this Agreement.

“Subsidiary Securities” means, subject to Section 1.02(b), (a) the common stock of any Subsidiary of the Company, (b) securities convertible or exercisable into, or exchangeable for, the common stock of any such Subsidiary, (c) any shares of common stock or other voting securities of any such Subsidiary entitled, in the ordinary course, to vote in the election of directors of any such Subsidiary, (d) any other equity or equity-linked security issued by any such Subsidiary and (e) options, warrants or other rights to acquire any of the foregoing (in each case whether or not issued by the Company or any such Subsidiary). For the avoidance of doubt, each of the foregoing (a) through (e) shall include any securities exposure to which is held in derivative form.

“Successor Company” means any entity: (a) that is the issuer of any securities into which any Company Securities or Subsidiary Securities are converted, exchanged, changed or reclassified (including by operation of law); or (b) the securities of which are distributed in respect of Company Securities or Subsidiary Securities (including in connection with a spin off transaction).

“Total Voting Power” means the aggregate number of votes which may be cast by all holders of outstanding Voting Securities in the election of directors.

“Transfer” means, with respect to any Company Securities, (a) when used as a verb, to sell, assign, dispose of, exchange or otherwise transfer such Company Securities or any participation or interest therein, or create or permit a lien, charge or encumbrance with respect to, whether directly or indirectly (including pursuant to a derivative transaction), or agree or commit to do any of the foregoing, and (b) when used as a noun, a direct or indirect sale, assignment, disposition, exchange or other transfer of such Company Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing.

“Voting Power” means the aggregate number of votes which may be cast by a holder of outstanding Voting Securities in the election of directors.

“Voting Securities” means, subject to Section 1.02(b), Common Shares and all other securities of the Company entitled to vote in the election of directors of the Company.

“5% Transfer” means a Transfer, or series of related Transfers, of Company Securities that would result in or involve: (a) a transferee acquiring a number of such Company Securities that would result in such Person, together with its Affiliates and any Person that is a member of a group with such Person or any of its Affiliates with respect to Company Securities, becoming a beneficial owner of 5% or more of: (i) the Total Voting Power or (ii) the outstanding Common Shares (or having the exposure to 5% or more of the Common Shares in derivative form); (b) the Transfer of Company Securities to any Person who at such time beneficially owns, together with its Affiliates and any Person that is a member of a group with such Person or any of its Affiliates with respect to Company Securities, 5% or more of: (i) the Total Voting Power or (ii) the outstanding Common Shares (or having the exposure to 5% or more of the Common Shares in derivative form); or (c) Company Securities being acquired by an Affiliate of Shareholder or any Person that is a member of a group with such Person or any of its Affiliates with respect to Company Securities.

Section 1.02     Other Definitional and Interpretive Provisions.

(a)     The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are, unless expressly stated otherwise, to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to one gender include all genders. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

(b)     The terms Board, Change of Control Transaction, Common Shares, Company, Company Securities, Subsidiary Securities and Voting Securities shall be deemed to include applicable references to any Successor Company and such terms (including as used in other defined terms) shall be construed accordingly.

Article II
Standstill

Section 2.01     Standstill.

(a)     On and after the date hereof until the second anniversary of the Closing (the “Standstill Period”):

(i)     (i)     Shareholder will not, and shall ensure that his Controlled Persons and any Person acting on behalf of, or in concert with, him or any of his Controlled Persons will not, facilitate or encourage any other Person to, directly or indirectly, in any manner, effect any acquisition of ownership (including by operation of law and including the acquisition of the right to vote or direct the voting of any Company Securities) of Company Securities; provided that such prohibition shall not apply to the Stock Consideration initially received by Shareholder under the Merger Agreement; and

(ii)     Shareholder will not, and shall ensure that his Controlled Persons and any Person active on behalf of, or in concert, with him or any of his Controlled Persons will not, Transfer any Company Securities.

(b)     During the Standstill Period, Shareholder will not, and shall ensure that his Controlled Persons and any Person acting on behalf of, or in concert with, him or his Controlled Persons will not, facilitate or encourage any other Person to, directly or indirectly, in any manner:

(i)     effect or seek, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or otherwise participate in, any tender offer, take-over bid, plan of reorganization, merger, exchange offer, consolidation, business combination, recapitalization, restructuring or other similar transaction involving the Company or any of its Subsidiaries (or any of their respective assets);

(ii)     (A) effect or seek, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or otherwise participate in, any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC or other Applicable Law) to vote, or withhold from voting, or seek to advise or influence any Person with respect to the voting, or withholding from voting, of, or conduct any other type of referendum (binding or non-binding) with respect to, any Voting Securities, (B) solicit, knowingly facilitate or knowingly encourage, directly or indirectly, any third party to engage in any such solicitation, (C) make any public statement in support of any such third-party solicitation, (D) form, join or in any way participate in a group with respect to any Voting Securities or (E) seek or propose the election or appointment of, except as permitted by Section 3.02 hereof, any person to, or representation on, or nominate or propose the nomination of any candidate to, the Board, or seek or propose the removal of, except as permitted by Section 3.03 hereof, any member of the Board;

(iii)     (A) call, request the calling of or otherwise seek or assist in the calling of a meeting of the shareholders of the Company, or (B) seek, propose or submit, any proposal or matter of business (whether binding or not) to be considered or voted upon at a meeting of the shareholders of the Company, including pursuant to Rule 14a-8 under the Exchange Act or submit, or participate in, any “shareholder access” proposal;

(iv)     publicly seek or propose to control the management or policies of the Company, except in accordance with the terms of any employment agreement entered into by Shareholder and the Company at the Closing and from time to time thereafter;

(v)     disclose any intention, plan or arrangement prohibited by or inconsistent with the foregoing;

(vi)     request that the Company (or its directors, officers, employees or agents), directly or indirectly, amend or waive any provision of this Section (including this sentence);

(vii)     take any action which would reasonably be expected to result in or require public disclosure regarding any of the types of matters set forth in clauses (i) through (vi); or

(viii)     agree or commit to any of the foregoing.

Section 2.02     Suspension of Standstill. Notwithstanding the Standstill Period and anything to the contrary set forth herein, the provisions of Section 2.01 shall not apply to Shareholder:

(a)     solely to the extent such restrictions would prohibit Shareholder either alone or as part of a group from publicly proposing and consummating a Change of Control Transaction (it being understood that the restrictions contained in Section 2.01 shall continue to apply to Shareholder for all other purposes), from and after the Company entering into a definitive agreement with respect to, or the Board recommending to the Company’s shareholders, a Change of Control Transaction (including, for the avoidance of doubt, pursuant to a tender offer) that has not resulted from any actions taken by Shareholder or any other Person in breach of this Article II (a “Recommended Transaction”); provided that the effect of this Section 2.02(a) shall continue only for so long as a Recommended Transaction is pending; and

(b)     solely to the extent such restrictions would prohibit Shareholder either alone or as part of a group from proposing a Qualifying Sale Process Offer (and, if approved by a majority of the Disinterested Directors, entering into a definitive agreement with the Company providing for such Qualifying Sale Process Offer and thereafter taking actions to consummate, and consummating, such Qualifying Sale Process Offer on the terms and conditions of such definitive agreement) (it being understood that the restrictions contained in Section 2.01 shall continue to apply to Shareholder for all other purposes); provided that the effect of this Section 2.02(b) shall continue to apply only for so long as a Sale Process is pending.

Article III
Voting Arrangements

Section 3.01     Size of the Board. Shareholder agrees to, and shall cause his Controlled Persons to, as applicable, cause the Voting Securities beneficially owned by him and such Persons (other than Voting Securities beneficially owned solely as a result of clause (b)(i) or (b)(iii) of the proviso in the definition of “beneficial ownership”) to be voted to ensure that the size of the Board shall be set and remain at five directors.

Section 3.02     Board Composition.

(a)     Shareholder agrees to, and shall cause his Controlled Persons to, as applicable, cause the Voting Securities beneficially owned by him and such Persons (other than Voting Securities beneficially owned solely as a result of clause (b)(i) or (b)(iii) of the proviso in the definition of “beneficial ownership”) to: (i) be voted to ensure that, at each annual or special meeting of shareholders of the Company at which an election of directors is held or pursuant to any written consent of the shareholders of the Company, the individuals nominated for election by the Nominating and Governance Committee of the Board be elected to the Board; and (ii) be present at any such meeting of shareholders of the Company for quorum purposes.

(b)     The Company agrees that it shall cause the Nominating and Governance Committee of the Board to give due consideration to the nomination of two individuals proposed by Shareholder as the Nominating and Governance Committee’s nominees for election to the Board, provided that such individuals meet the qualifications required of directors of the Company as set forth in the Company’s Articles of Incorporation and Bylaws and are otherwise qualified and independent of the Shareholder and his Controlled Persons.

Section 3.03     Removal of Board Members; Vacancies. Shareholder agrees to, and shall cause his Controlled Persons to, as applicable, cause the Voting Securities beneficially owned by him and such Persons (other than Voting Securities beneficially owned solely as a result of clause (b)(i) or (b)(iii) of the proviso in the definition of “beneficial ownership”) to: (i) be voted to ensure that no director elected in accordance with this Agreement is removed from office unless such removal is for cause and directed or approved by the Board; and (ii) be voted to ensure that any vacancy on the Board created by the resignation, removal or death of a director is filled by the then-remaining persons on the Board with due consideration given to any recommendation of the Nominating and Governance Committee.

Section 3.04     Other Matters. Shareholder agrees to, and shall cause his Controlled Persons to, as applicable, cause the Voting Securities beneficially owned by him and such Persons (other than Voting Securities beneficially owned solely as a result of clause (b)(i) or (b)(iii) of the proviso in the definition of “beneficial ownership”) to: (i) be voted to ensure that, at each annual or special meeting of shareholders of the Company or pursuant to any written consent of the shareholders of the Company, any proposed transaction or other action which otherwise receives majority approval of the Board, including a Change of Control Transaction or other strategic transaction involving the Company, is approved, adopted and not opposed; and (ii) be present at any such meeting of shareholders of the Company for quorum purposes.

Article IV
Other Arrangements

Section 4.01     Agreement to be Bound. After the Standstill Period, no Shareholder or any of his Controlled Persons shall, directly or indirectly, Transfer any Company Securities unless the transferee, at the time of and as a condition to such Transfer, agrees to be bound by the terms of this Agreement as if it were Shareholder by executing and delivering such documents as may be necessary in the reasonable discretion of the Company; provided that this Section 4.01 shall not apply to a Transfer of Company Securities that would not constitute a 5% Transfer.

Section 4.02     Applicability of Insider Trading Policies of Company and other Applicable Law. None of the provisions or restrictions contained herein shall derogate from Shareholder’s obligation to, and Shareholder agrees to (and shall cause his Controlled Persons to, as applicable), fully comply with: (a) all insider trading and other policies established and maintained by the Company with respect to ownership of Company Securities by its directors, officers and other insiders; and (b) the Securities Act, the Exchange Act and any other Applicable Law.

Section 4.03     Consequences of Breach. Upon the occurrence of a breach or threaten breach by Shareholder of this Agreement or any of his Controlled Persons, in addition to any and all other remedies that may be available to any other party, and without any further action by any Person, the rights, benefits and entitlements of Shareholder and his Controlled Persons under this Agreement and any registration rights agreement that Shareholder has entered into with the Company, if any, shall cease and be of no further force or effect; provided that the obligations and agreements of, and restrictions and limitations on, Shareholder shall remain binding upon Shareholder and shall continue in full force and effect.

Section 4.04     Legended Certificates. Any certificate representing Company Securities beneficially owned by Shareholder or any of his Controlled Persons shall be imprinted with a legend that reflects the restrictions and voting arrangements contained in this Agreement.

Section 4.05     Irrevocable Proxy and Power of Attorney. Shareholder hereby constitutes and appoints as the proxies of Shareholder, and hereby grants a power of attorney to, each Disinterested Director, with full power of substitution, with respect to the matters set forth herein, including, without limitation, the voting arrangements described in Article III hereof, and hereby authorizes each of them to represent and vote, if and only if Shareholder (a) fails to vote, or (b) attempts to vote (whether by proxy, in person or by written consent) in a manner which is inconsistent with the terms of this Agreement, all of the Voting Securities of Shareholder and his Controlled Persons pursuant to and in accordance with the terms and provisions of this Agreement. Each of the proxy and power of attorney granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and Shareholder in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable unless and until this Agreement terminates pursuant to Article V hereof. Shareholder hereto hereby revokes any and all previous proxies or powers of attorney with respect to any Company Securities and shall not hereafter, unless and until this Agreement terminates pursuant to Article V hereof, purport to grant any other proxy or power of attorney with respect to any Company Securities, deposit any Company Securities into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any Person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any Company Securities, in each case, with respect to any of the matters set forth herein.

Article V
Termination

Section 5.01     Termination. This Agreement shall automatically terminate, without any further action by any Person, upon: (a) the written agreement of each party hereto to terminate this Agreement; or (b) Shareholder’s and his Controlled Persons’ ceasing to have any beneficial ownership of any Company Securities.

Section 5.02     Effect of Termination. Upon any termination of this Agreement in accordance with the provisions of Section 5.01 hereof, this Agreement shall become void and of no further effect; provided that: (i) the provisions of this Section 5.02 and Article VI shall survive any termination pursuant to Section 5.01; and (ii) any breach occurring prior to such termination shall survive such termination.

Article VI
Miscellaneous

Section 6.01     Successors and Assigns.

(a)     This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.

(b)     Except as expressly provided herein, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any Transfer of Company Securities or otherwise.

(c)     Except as expressly set forth in this Agreement, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

Section 6.02     Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (postage prepaid, receipt requested); (c) on the date sent by facsimile or e-mail (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses set forth on the signature page hereto (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.02).

Section 6.03     Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law. In no event shall Shareholder be entitled to recover from the Company punitive damages or consequential damages.

Section 6.04     Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois without giving effect to any choice or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction).

Section 6.05     Jurisdiction. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF ILLINOIS OR THE COURTS IN THE STATE OF ILLINOIS LOCATED IN COOK COUNTY, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Section 6.06     WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.06.

Section 6.07     Specific Performance. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond or other security, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 6.08     Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

Section 6.09     Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties hereto with respect to the subject matter hereof and thereof.

Section 6.10     Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

COMPANY:		AG&E HOLDINGS INC.

Address for Notices:		By:	/s/ Anthony Spier
9500 West 55th Street, Suite A		Name: Anthony Spier
McCook, Illinois 60525		Title: Chief Executive Officer

Attention:	Special Committee of the Board of Directors c/o Michael Levin
E-mail:	m.levin@comcast.net

SHAREHOLDER:		Anthony Tomasello

Address for Notices:		/s/ Anthony Tomasello
109 E. Wilmont Ave.
Somers Point NJ 08244-2735

Attention:	Anthony Tomasello
E-mail:	tony@advancedgamingassociates.com